UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2006

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 24, 2006, upon recommendation of our nominating and governance committee, our board of directors appointed Thomas R. Brown as an independant director. Mr. Brown will also serve on the audit and compensation committees.

Mr. Brown, age 55, serves as President of BrownThompson Executive Search, a financial executive search firm, a position he has held since April 2005. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Information Technology division of Sony Electronics, where he was responsible for supply chain operations including Information Technology, Procurement, North American Manufacturing Operations and Finance. He continued to consult with Sony Electronics on its ERP implementation from September 2004 to January 2005. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer division. Mr. Brown obtained a B.A. in Economics from Rutgers University in 1973. Mr. Brown is also a certified public accountant.

Pursuant to our standard director compensation package, on March 24, 2006 we granted Mr. Brown a stock option exercisable for 50,000 shares of our common stock under our 2005 Equity Incentive Plan. The option has an exercise price of $3.65 per share, vests quarterly over four years and has a five year term, subject to continued service and other conditions.

There were no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was selected as a director. Mr. Brown does not have any relationship with our company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K; however, BrownThompson Executive Search conducted the search that led to our appointment of Steven Stringer as Chief Financial Officer effective April 3, 2006. In consideration for such services, BrownThompson was paid a search fee of $58,500. The fee was paid and the search agreement was terminated in March 2006 prior to Mr. Brown's appointment to our board. Neither we nor BrownThompson have any further obligations under this search agreement.

Item 7.01.    Regulation FD Disclosure

On March 27, 2006, we issued a press release announcing the appointment of Mr. Brown. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.   Description
99.1          Press Release dated March 27, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: March 30, 2006	By:	/s/ John R. Zavoli
John R. Zavoli
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 27, 2006